                                INDUSTRIAL LEASE
                              (SINGLE TENANT; NET)


                                     BETWEEN


                               THE IRVINE COMPANY


                                       AND


                                   SCOOP, INC.

                            INDEX TO INDUSTRIAL LEASE
                              (Single Tenant; Net)

                                                                            Page

ARTICLE I.     BASIC LEASE PROVISIONS. . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.    PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               SECTION 2.1.   LEASED PREMISES. . . . . . . . . . . . . . . .   2
               SECTION 2.2.   ACCEPTANCE OF PREMISES . . . . . . . . . . . .   2
               SECTION 2.3.   BUILDING NAME AND ADDRESS. . . . . . . . . . .   2

ARTICLE III.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               SECTION 3.1.   GENERAL. . . . . . . . . . . . . . . . . . . .   2
               SECTION 3.2.   DELAY IN POSSESSION. . . . . . . . . . . . . .   3

ARTICLE IV.    RENT AND OPERATING EXPENSES . . . . . . . . . . . . . . . . .   3
               SECTION 4.1.   BASIC RENT . . . . . . . . . . . . . . . . . .   3
               SECTION 4.2.   OPERATING EXPENSES.. . . . . . . . . . . . . .   4
               SECTION 4.3.   SECURITY DEPOSIT . . . . . . . . . . . . . . .   6

ARTICLE V.     USES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
               SECTION 5.1.   USE. . . . . . . . . . . . . . . . . . . . . .   6
               SECTION 5.2    SIGNS. . . . . . . . . . . . . . . . . . . . .   7
               SECTION 5.3    HAZARDOUS MATERIALS. . . . . . . . . . . . . .   7

ARTICLE VI.    COMMON AREAS; SERVICES. . . . . . . . . . . . . . . . . . . .   9
               SECTION 6.1.   UTILITIES AND SERVICES . . . . . . . . . . . .   9
               SECTION 6.2.   OPERATION AND MAINTENANCE OF COMMON
                              AREAS. . . . . . . . . . . . . . . . . . . . .   9
               SECTION 6.3.   USE OF COMMON AREAS. . . . . . . . . . . . . .   9
               SECTION 6.4.   PARKING. . . . . . . . . . . . . . . . . . . .   9
               SECTION 6.5.   CHANGES AND ADDITIONS BY LANDLORD. . . . . . .  10

ARTICLE VII.   MAINTAINING THE PREMISES. . . . . . . . . . . . . . . . . . .  10
               SECTION 7.1.   TENANT'S MAINTENANCE AND REPAIR. . . . . . . .  10
               SECTION 7.2.   LANDLORD'S MAINTENANCE AND REPAIR. . . . . . .  10
               SECTION 7.3.   ALTERATIONS. . . . . . . . . . . . . . . . . .  11
               SECTION 7.4.   MECHANIC'S LIENS . . . . . . . . . . . . . . .  11
               SECTION 7.5.   ENTRY AND INSPECTION . . . . . . . . . . . . .  12

ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY. . . . . . . . . .  12

ARTICLE IX.    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . .  12
               SECTION 9.1.   RIGHTS OF PARTIES. . . . . . . . . . . . . . .  12
               SECTION 9.2.   EFFECT OF TRANSFER . . . . . . . . . . . . . .  13
               SECTION 9.3.   SUBLEASE REQUIREMENTS. . . . . . . . . . . . .  13
               SECTION 9.4.   CERTAIN TRANSFERS. . . . . . . . . . . . . . .  14

ARTICLE X.     INSURANCE AND INDEMNITY . . . . . . . . . . . . . . . . . . .  14
               SECTION 10.1.  TENANT'S INSURANCE . . . . . . . . . . . . . .  14
               SECTION 10.2.  LANDLORD'S INSURANCE . . . . . . . . . . . . .  14
               SECTION 10.3.  TENANT'S INDEMNITY . . . . . . . . . . . . . .  14
               SECTION 10.4.  LANDLORD'S NONLIABILITY. . . . . . . . . . . .  15

               SECTION 10.5.  WAIVER OF SUBROGATION. . . . . . . . . . . . .  15

ARTICLE XI.    DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . .  16
               SECTION 11.1.  RESTORATION. . . . . . . . . . . . . . . . . .  16
               SECTION 11.2.  LEASE GOVERNS. . . . . . . . . . . . . . . . .  16

ARTICLE XII.   EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . .  17
               SECTION 12.1.  TOTAL OR PARTIAL TAKING. . . . . . . . . . . .  17
               SECTION 12.2.  TEMPORARY TAKING . . . . . . . . . . . . . . .  17
               SECTION 12.3.  TAKING OF PARKING AREA . . . . . . . . . . . .  17

ARTICLE XIII.  SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS . . . . . . .  17
               SECTION 13.1.  SUBORDINATION. . . . . . . . . . . . . . . . .  17
               SECTION 13.2.  ESTOPPEL CERTIFICATE . . . . . . . . . . . . .  17
               SECTION 13.3   FINANCIALS . . . . . . . . . . . . . . . . . .  18

ARTICLE XIV.   DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . .  18
               SECTION 14.1.  TENANT'S DEFAULTS. . . . . . . . . . . . . . .  18
               SECTION 14.2.  LANDLORD'S REMEDIES. . . . . . . . . . . . . .  19
               SECTION 14.3.  LATE PAYMENTS. . . . . . . . . . . . . . . . .  20
               SECTION 14.4.  RIGHT OF LANDLORD TO PERFORM . . . . . . . . .  20
               SECTION 14.5.  DEFAULT BY LANDLORD. . . . . . . . . . . . . .  20
               SECTION 14.6.  EXPENSES AND LEGAL FEES. . . . . . . . . . . .  20
               SECTION 14.7.  WAIVER OF JURY TRIAL . . . . . . . . . . . . .  20
               SECTION 14.8.  SATISFACTION OF JUDGMENT . . . . . . . . . . .  20
               SECTION 14.9.  LIMITATION OF ACTIONS AGAINST LANDLORD . . . .  21

ARTICLE XV.    END OF TERM . . . . . . . . . . . . . . . . . . . . . . . . .  21
               SECTION 15.1.  HOLDING OVER . . . . . . . . . . . . . . . . .  21
               SECTION 15.2.  MERGER ON TERMINATION. . . . . . . . . . . . .  21
               SECTION 15.3.  SURRENDER OF PREMISES; REMOVAL OF PROPERTY . .  21

ARTICLE XVI.   PAYMENTS AND NOTICES. . . . . . . . . . . . . . . . . . . . .  21

ARTICLE XVII.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . .  22

ARTICLE XVIII. BROKER'S COMMISSION . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE XIX.   TRANSFER OF LANDLORD'S INTEREST . . . . . . . . . . . . . . .  22

ARTICLE XX.    INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . .  22
               SECTION 20.1.  GENDER AND NUMBER. . . . . . . . . . . . . . .  22
               SECTION 20.2.  HEADINGS . . . . . . . . . . . . . . . . . . .  22
               SECTION 20.3.  JOINT AND SEVERAL LIABILITY. . . . . . . . . .  22
               SECTION 20.4.  SUCCESSORS . . . . . . . . . . . . . . . . . .  22
               SECTION 20.5.  TIME OF ESSENCE. . . . . . . . . . . . . . . .  22
               SECTION 20.6.  CONTROLLING LAW. . . . . . . . . . . . . . . .  23
               SECTION 20.7.  SEVERABILITY . . . . . . . . . . . . . . . . .  23
               SECTION 20.8.  WAIVER AND CUMULATIVE REMEDIES . . . . . . . .  23
               SECTION 20.9.  INABILITY TO PERFORM . . . . . . . . . . . . .  23
               SECTION 20.10. ENTIRE AGREEMENT . . . . . . . . . . . . . . .  23

                                      ii

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               SECTION 20.11.      QUIET ENJOYMENT . . . . . . . . . . . . .  23
               SECTION 20.12.      SURVIVAL. . . . . . . . . . . . . . . . .  23

ARTICLE XXI.   EXECUTION AND RECORDING . . . . . . . . . . . . . . . . . . .  23
               SECTION 21.1.  COUNTERPARTS . . . . . . . . . . . . . . . . .  23
               SECTION 21.2.  CORPORATE AND PARTNERSHIP AUTHORITY. . . . . .  23
               SECTION 21.3.  EXECUTION OF LEASE; NO OPTION OR OFFER . . . .  23
               SECTION 21.4.  RECORDING. . . . . . . . . . . . . . . . . . .  23
               SECTION 21.5.  AMENDMENTS . . . . . . . . . . . . . . . . . .  23
               SECTION 21.6.  EXECUTED COPY. . . . . . . . . . . . . . . . .  24
               SECTION 21.7.  ATTACHMENTS. . . . . . . . . . . . . . . . . .  24

ARTICLE XXII.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  24
               SECTION 22.1.  NONDISCLOSURE OF LEASE TERMS . . . . . . . . .  24
               SECTION 22.2.  GUARANTY . . . . . . . . . . . . . . . . . . .  24
               SECTION 22.3.  CHANGES REQUESTED BY LENDER. . . . . . . . . .  24
               SECTION 22.4.  MORTGAGEE PROTECTION . . . . . . . . . . . . .  24
               SECTION 22.5.  COVENANTS AND CONDITIONS . . . . . . . . . . .  24
               SECTION 22.6.  SECURITY MEASURES. . . . . . . . . . . . . . .  24

                                    EXHIBITS

Exhibit A      Description of the Premises
Exhibit B      Environmental Questionnaire
Exhibit C      Landlord's Disclosures
Exhibit D      Insurance Requirements
Exhibit E      Rules and Regulations
Exhibit X      Work Letter
Exhibit Y      Project Site Plan

                                INDUSTRIAL LEASE
                              (SINGLE TENANT; NET)

     THIS LEASE is made as of the ______ day of July, 1997 by and between THE IRVINE COMPANY, a Michigan corporation, hereafter called "Landlord," and SCOOP, INC., a Delaware corporation, hereinafter called "Tenant."


                       ARTICLE I.  BASIC LEASE PROVISIONS


     Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.   Premises:  The Premises are more particularly described in Section 2.1.

     Address of Building:  205 Technology Drive, Irvine, California.

2.   Project Description (if applicable):  Freeway Technology Park I.

3. Use of Premises: General office and research and development use and related ancillary uses.

4.   Estimated Commencement Date:  September 12, 1997.

5.   Lease Term:   Thirty-Six (36) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6.   Basic Rent:   Twenty-Four Thousand Five Hundred Seventy-Two Dollars
     ($24,572.00) per month, based on $1.10 per rentable square foot.

     Basic Rent is subject to adjustment as follows:

     Commencing on the first day of the thirteenth (13th) month of the Lease Term, the Basic Rent shall be Twenty-Five Thousand Six Hundred Eight-Nine Dollars ($25,689.00) per month, based on $1.15 per rentable square foot.

     Commencing on the first day of the twenty-fifth (25th) month of the Lease Term, the Basic Rent shall be Twenty-Six Thousand Eight Hundred Six Dollars ($26,806.00) per month, based on $1.20 per rentable square foot.

7.   Guarantor(s):  N/A

8.   Floor Area of Premises:  Approximately 22,338 rentable square feet.

9. Security Deposit: $89,487.00. The sum of $10,000.00 shall be applied from the Security Deposit by Landlord to the Basic Rent due and payable on the first day of each of the fourth (4th), seventh (7th), tenth (10th), thirteenth (13th), sixteenth (16th), and nineteenth (19th) months of the Lease Term. In no event shall the Security Deposit, or any portion thereof remaining from time to after time after such application, be deemed to constitute prepaid rent, but such sum shall at all times be considered to constitute the Security Deposit except for those portions applied to Basic Rent as set forth above from and after the time of such application.

10.  Broker(s):  Spallino Reid

11.  Additional Insureds:  Insignia Commercial Group, Inc.

12.  Address for Payments and Notices:

     LANDLORD                                     TENANT
     Insignia Commercial Group, Inc.              At the Premises
     One Technology Drive, Suite F-207            Attn:  President
     Irvine, CA 92618
     Attn:  Property Manager

     With a copy of notices to:                   With a copy of default
                                                   notices to:
     IRVINE INDUSTRIAL COMPANY                    Hewitt & McGuire
     P.O. Box 6370                                19900 MacArthur Blvd.,
     Newport Beach, CA  92658-6370                Suite 1050
     Attn:  Vice President, Industrial            Irvine, CA  92612
            Operations                            Attn:  Leasing Counsel

13.  Tenant's Liability Insurance Requirement:  $1,000,000.

14.  Vehicle Parking Spaces:   Seventy-eight (78).


                              ARTICLE II.  PREMISES


     SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in EXHIBIT A (the "Premises"), including the building identified in Item 1 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"). The parties hereby agree the Premises contain the floor area set forth in Item 8 of the Basic Lease Provisions, and the floor area of the Premises will not be remeasured or recalculated for purposes of this Lease during the Lease Term.
The Premises is a portion of the project shown in EXHIBIT Y (the "Project").

     SECTION 2.2. ACCEPTANCE OF PREMISES. Except as expressly set forth in this Lease, Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building and the Project, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for latent defects in the construction of the Building and the Premises (as distinguished from wear and tear of building components requiring replacement thereof) and those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as
EXHIBIT X, and shall be delivered to Landlord within thirty (30) days after the term ("Term") of this Lease commences as provided in Article III below. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

     SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant, provided that Landlord shall reimburse Tenant for reasonable costs not to exceed $5,000.00 incurred by Tenant in replacing its stationery and related materials in the event Landlord makes any such change which requires a change to Tenant's stationery so long as the change is not due to Tenant's vacating and Landlord's reletting a portion of the Building.


                               ARTICLE III.  TERM


     SECTION 3.1.   GENERAL.

     (a) The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the earlier of (a) the date upon which all relevant governmental authorities have approved the Tenant Improvements in accordance with applicable building codes, as evidenced by written approval thereof in accordance with the building permits issued for the Tenant Improvements or issuance of a temporary or final certificate of occupancy for the Premises and (i) all of the Building's plumbing, HVAC, life safety, elevator and electrical systems (the "Building Systems") are operational to the extent necessary to service the Premises, and (ii) Landlord has completed all of the Tenant Improvements, except minor "punch-list" items which shall thereafter be promptly be completed as provided in this Lease and the Work Letter, to the extent reasonably necessary for Tenant to enjoy the effective use of the Premises, or (b) the date Tenant acquires possession or commences use of the Premises for any purpose other than construction of improvements by Tenant to the extent permitted under the Work Letter. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual
Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates.

     (b) Provided that Tenant is not in default under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying not less than seventy-five percent (75%) of the Premises and has not assigned its interest in this Lease (except for a deemed assignment by virtue of a merger for which Landlord's consent would not be required under
Section 9.4 of this Lease) Tenant may extend the Term of this Lease for one (1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than twelve (12) months prior to the expiration date of the initial Term, Tenant's irrevocable written notice of its commitment to extend (the "Commitment Notice"). The Basic Rent payable under the Lease during the extension of the Term shall be determined prior to the commencement of each extension period at the fair market rental, including subsequent adjustments, for comparable space being leased by Landlord in the Irvine Spectrum; provided that such rate shall in no event be less than the rate payable by Tenant during the final month of the initial Term. Landlord may also charge for parking during the extended term of this Lease if such charges are then typical for leases entered into in the Irvine Spectrum, at fair market rates, and any such charges for parking shall be considered in determining fair market rental for the Premises. In the event that the parties are not able to agree on the fair market rental within one hundred twenty (120) days prior to the commencement of the applicable extension period, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

          Within ten (10) days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair rental value. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification with not less than five (5) years experience in the valuation of commercial and industrial buildings in Orange County, California.

          Within thirty (30) days following the selection of the appraiser, such appraiser shall determine the fair market rental value, including subsequent adjustments, of the Premises. In determining such value, the appraiser shall consider rental comparables for similarly improved space in the Irvine Spectrum area with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for brokerage commissions to reduce said fair market rental. The fees of the appraiser(s) shall be shared equally by both parties.

          Within twenty (20) days after the determination of the fair market rental, Landlord shall prepare a reasonably appropriate amendment to this Lease for the applicable extension period and Tenant shall execute and return same to Landlord within ten (10) days. Should the fair market rental not be established by the commencement of the applicable extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

          If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the sixty
(60) month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

     SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the Premises are in fact available for Tenant's occupancy with any Tenant Improvements that have been approved as per Section 3.1(a) above, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any Tenant Delay, then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's Delay(s). If Landlord, for any reason other than Tenant's Delay(s) or inability to perform as contemplated in Section 20.9 of this Lease cannot deliver possession of the Premises to Tenant on or before December 31, 1997, Tenant shall have the right to terminate this Lease by giving written notice of Termination to Landlord no later than January 31, 1998, in which case the Lease shall terminate and neither party shall have any further rights or obligations hereunder other than the right of Tenant to receive the return of its Security Deposit and any other amounts prepaid to Landlord under this Lease within thirty
(30) days after such termination. Notwithstanding the foregoing, in no event shall Tenant have the right to terminate this Lease if possession of the Premises is delivered to Tenant prior to Tenant's delivering its written notice of termination to Landlord.


                    ARTICLE IV.  RENT AND OPERATING EXPENSES

     SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

     SECTION 4.2.   OPERATING EXPENSES.

          (a) Tenant shall pay to Landlord, as additional rent, "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building and Project. For convenience of reference, Property Taxes and Building Costs shall be referred to collectively as "Operating Expenses".

          (b) Commencing prior to the start of the first full "Expense Recovery Period" (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30.

          (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual owed amounts as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within ninety (90) days following delivery of Landlord's expense statement,

Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred. If Tenant timely objects to Landlord's determination of Operating Expenses, Tenant shall have the right to review and/or audit Landlord's books and records relating to the Operating Expenses at Landlord's or its property manager's office upon reasonable notice to Landlord. Any such review or audit (except where performed solely by Tenant) shall be performed by a Certified Public Accountant and shall not be permitted to be performed by any party whose compensation in connection with such audit is based upon a percentage of Tenant's savings on account of such audit. In any such event Tenant shall make any payments required based upon Landlord's determination of Operating Expenses when the same are due, and any adjustment to be made based upon the parties' resolution of any audit by Tenant shall be made after the audit is performed and any disagreements as to Operating Expenses based upon such audit are resolved between the parties. If such resolution reflects a determination that Operating Expenses for any Expense Recovery Period were overstated by five percent (5%) or more of the Operating Expenses for such Expense Recovery Period, then Landlord shall reimburse Tenant for the fees incurred or paid to the Certified Public Accountant which performed the audit on behalf Tenant. If Landlord and Tenant are unable to resolve any disputes as to Operating Expenses resulting from a timely audit by Tenant, the parties shall resolve the same by arbitration with the Judicial Arbitration and Mediation Service of Orange County, California.

          (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

          (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, and the month for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

          (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building and of the Building's proportionate share of the Project, if applicable (determined as the rentable square footage of the Building divided by the rentable square footage of all space in the Project, which is currently 13.94% and is subject to adjustment for any changes, alterations or additions to the Project), to the extent such expenses are not billed to and paid directly by Tenant, and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by

Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repair of Common Area improvements (if applicable), equipment and supplies; costs incurred in connection with compliance of any laws or changes in laws applicable to the Building or the Project subject to the provisions of Section 5.1, below; the cost of any capital investments (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable overhead/management fee for the professional operation of the Building and Project. Notwithstanding anything to the contrary contained herein, the amount of such overhead/management fee to be charged to Tenant shall be determined by a reasonable allocation in a manner determined by Landlord of the actual fee charged (which from time to time may be with respect to the entire Project, a portion of the Project only, the Building only, or the Project together with other properties owned by Landlord and/or its affiliates). It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord.

          (g) The term "Property Taxes" as used herein shall include for the Building and for the Building's proportionate share of the Project or the Common Area, as applicable, the following: (i) all real estate taxes or personal property taxes as such property taxes may be reassessed from time to time; and
(ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.

          (h)  Notwithstanding any contrary provision of subparagraphs 4.2(f) or
(g), above, Operating Expenses shall exclude all of the following, except to the extent stated to be permitted below:

               (i)  Any ground lease rental;

               (ii) Expenses incurred with respect to the installation of tenant or other occupants improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

               (iii) Depreciation, amortization and interest payments, all as determined in accordance with generally accepted accounting principles, consistently applied;

               (iv) Leasing commissions, attorneys' fees and other consultant fees in connection with the negotiation and preparation of leases for tenants or other occupants of the Project;

               (v) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly by Landlord or an independent contractor or a utility, but which are provided to another tenant or occupant of the Project the cost of which is included as Operating Expenses;

               (vi) Expenses incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project, and penalties incurred as a result of Landlord's inability or unwillingness to make payments and/or to file any tax or information returns when due;

               (vii) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the overhead and profit increment exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for similar projects;

               (viii) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

               (ix) Costs arising from earthquake insurance or with respect thereto unless Landlord elects to obtain such coverage for all or substantial portions of its Spectrum property portfolio; and

               (x) Costs expressly excluded from Building Costs pursuant to Sections 5.1 and 5.3(f) below.

Landlord further agrees that it will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of 100% of the Operating Expenses paid or incurred by Landlord in connection with the operation of the Project (inclusive of any management fee whether paid to Landlord or a third party); and it will not "double recover" any Operating Expenses.

          (i) Landlord agrees that if it removes any building from the Project for purposes of calculating Operating Expenses, it will also so remove that portion of the Common Areas attributable to such building to assure that Tenant is not unreasonably charged for Operating Expenses not benefiting the Building or the Project.

     SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its discretion towards the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation brokerage commissions and Tenant Improvement costs. Upon any default by Tenant, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, beyond applicable notice and cure periods, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights
Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default. If any portion of the Security Deposit is applied after a default by Tenant, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.

                                ARTICLE V.  USES


     SECTION 5.1.   USE COMPLIANCE WITH LAW.

          (a)  Tenant shall use the Premises only for the purposes stated in
Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function.

          (b) Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its particular use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the

Premises. Landlord shall comply with all laws generally applying to real estate and buildings and all the laws not specifically relating to Tenant, or its particular use of the Premises; provided, however, that all expenses incurred by Landlord in complying with the same shall be included within Building Costs, but only to the extent that such compliance is necessitated by a change in laws, including any change in so-called grandfathering laws, after the Commencement Date. Landlord represents and warrants that as of the Commencement Date the Premises are in compliance with the Americans With Disabilities Act (ADA), Title 24 and other applicable building codes and requirements, and, except as otherwise set forth in EXHIBIT C to this Lease, are, to the best actual knowledge of Landlord without any independent inquiry, free of any and all Hazardous Materials which could materially and adversely affect Tenant's use of the Premises. In the event that Tenant is obligated for any compliance in accordance with the provisions of this
Section 5.1(b), Tenant shall have the right to contest, by appropriate legal proceedings, the validity of any law, ordinance, order, rule, regulation or requirement of any governmental authority which Tenant would otherwise be obligated to comply with hereunder, and to postpone compliance with the same pending the resolution of such contest, provided, however, that throughout the period of any such contest Tenant shall indemnify, defend and hold Landlord and the Premises and/or the Project harmless from any lien arising from Tenant's failure to comply with the same pending resolution of such contest, and Landlord shall have the right to require Tenant to bond around any such lien which may be or be threatened to be imposed upon Landlord, the Premises and/or the Project as a result thereof. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or Project, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof provided, however, that Tenant shall not be bound by any future covenants, conditions or restrictions imposed upon the Premises by Landlord unless the same are required to be so imposed by governmental authority. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section 5.1, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

     SECTION 5.2    SIGNS.

          (a) Except as approved in writing by Landlord, in its sole discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written approval prior to installation (which approval may be withheld in Landlord's discretion), any covenants, conditions or restrictions encumbering the Premises, Landlord's signage program for the Project, as in effect from time to time and approved by the City of Irvine ("Signage Criteria"), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria for the Project. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense.

          (b) Notwithstanding the foregoing provisions of this Section 5.2, Tenant shall have the right to install a sign in close proximity to the entrance of the Premises on the exterior of the Building, which signage shall consist only of the name "Scoop, Inc.". The type, location and design of such signage shall be subject to Landlord's prior written approval and shall be subject to the Signage Criteria. Installation, insurance, and maintenance of such signage shall be at Tenant's sole cost and expense. Tenant's signage right as set forth in this Section 5.2(b) shall belong solely to Scoop, Inc. and may not be transferred or assigned without Landlord's prior written consent, which may be withheld by Landlord in Landlord's sole discretion. In the event Tenant, exclusive of any subtenant(s), fails to occupy the entire Premises, then Tenant shall, within thirty (30) days following notice from Landlord, remove the exterior signage at Tenant's expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of this Lease. Any such removal shall be at Tenant's sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal.

     SECTION 5.3    HAZARDOUS MATERIALS.

          (a) For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

          (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like) (the "Permitted Materials"), PROVIDED HOWEVER, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials (other than the Permitted Materials) by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials (other than the Permitted Materials) by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

          (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of EXHIBIT B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

          (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

          (e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or
(iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. Except as set forth in subsection 5.3(f), below, if Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous
Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

          (f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in EXHIBIT C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in EXHIBIT C, nor with respect to any Hazardous Materials which were not caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention. Any remediation or removal of Hazardous Materials from the Premises or the Project the presence of which was not caused or permitted by Tenant, its agents, employees, contractors, licensees, or invitees shall be at the cost of Landlord or any third party who may be responsible for the same and shall not be included as a Building Cost.


                       ARTICLE VI.  COMMON AREAS; SERVICES


     SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord. If utility service to the Premises, or a substantial portion thereof, is interrupted for five (5) or more consecutive days, and such interruption is caused solely by the actions of Landlord, then Basic Rent shall be abated or reduced for the period of such interruption in proportion to the loss of use of the Premises caused by such interruption.

     SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Project. The term "Common Areas" shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements within the Project provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

     SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord and which are not adopted or enforced in a discriminatory manner within the Project. Landlord shall operate and maintain the Common Areas in good order and condition and otherwise in the manner Landlord may determine to be appropriate. Except as otherwise set forth in Section 4.2, all costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Building Costs (on a proportionate basis in accordance with Section 4.2(f)) unless any particular cost incurred can be charged to or is solely for the particular benefit of a specific tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord. Any alterations or closures of or additions to the Common Area or the Project performed by Landlord, and all maintenance, repair or remodeling of the Project, Building or Premises, which Landlord performs, shall be performed so as to minimize Landlord's interference with Tenant's use of, and business operations at, the Premises to the extent reasonably possible.

     SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common

Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no overnight parking of any vehicles of any kind, other than overnight parking of a small number of passenger vehicles from time to time for Tenant's employees while they are traveling on business, and two company vans of a size that fit in a standard parking stall, unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord, its agents, servants and employees. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas. Tenant's parking shall be free of charge throughout the initial Lease Term.

     SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings (other than the Building), parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable parking at, access to or use of the Premises.


                     ARTICLE VII.  MAINTAINING THE PREMISES


     SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, casualty, condemnation and matters which are Landlord's obligation under this Lease, including without limitation the electrical and mechanical systems, any air conditioning, ventilating or heating equipment which serves the Premises, all walls, glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. Tenant shall obtain preventive maintenance contracts from a licensed heating and air conditioning contractor to provide for regular inspection and maintenance of the heating, ventilating and air conditioning systems servicing the Premises, all subject to Landlord's approval. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord shall have the right at all times after one (1) day prior notice to inspect
Tenant's maintenance of all equipment (including without limitation air conditioning, ventilating and heating equipment), and may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, after notice to Tenant and Tenant's failure to perform the same, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice. Tenant shall have no obligation to maintain or repair the foundation, roof, walls or structural elements or structural components of the Premises, all of which shall be maintained and repaired by Landlord, subject to Landlord's right to include the same within Building Costs except as otherwise set forth in this Lease.

     SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to the roof, foundations, and footings of the Building, all landscaping, walkways, parking areas, Common Areas, exterior lighting, and the exterior surfaces of the exterior walls of the Building and Landlord shall replace any HVAC units, or other structural or mechanical components of the Building which require replacement due to the same having worn out or become inoperative, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord represents and warrants that as of the date of this Lease the HVAC units at and roof of the Premises are, and for the first sixty (60) days after the Commencement Date the same will remain, in good operating condition. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations or footings unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Building Costs, except as otherwise set forth in this Lease provided, however, that maintenance, repairs and replacements, which result from or are necessitated by defects in the initial construction of the Building or the Project (but not alterations or repairs in the nature of renovations or replacements for matters requiring the same due to wear and tear), or as a result of the Building and the Premises having failed to have been constructed in accordance with the laws in effect at the time of construction thereof, shall not be considered part of Building Costs. Landlord agrees to enforce any construction warranties given in connection with construction of the Tenant Improvements for the benefit of Landlord and Tenant.

     SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any alterations, additions or improvements to the Premises which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or
(ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any material change to the basic floor plan of the Premises, any change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or
(v) diminish the value of the Premises. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord if the work to be performed requires a permit and reasonable requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations (hereafter defined). Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the work other than for any alterations, additions or improvements as to which Landlord may not unreasonably withhold its consent pursuant to the second sentence of this
Section 7.3. If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may require in its sole discretion. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant, require Tenant to remove by the Expiration Date, or sooner termination date of this

Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal except as to those items which Landlord states need not be so removed at the time of Landlord's approval of the installation or construction of the same. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant at Tenant's request, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred. The provisions of this Section 7.3 shall not apply to the initial Tenant Improvements to be constructed by Landlord pursuant to the Work Letter.

     SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

     SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease, provided that Tenant may provide an escort for any non-emergency entry upon the Premises by Landlord and may restrict access of prospective purchasers or tenants who are competitors of Tenant as to portions of the Premises as reasonably necessary to protect Tenant from disclosure of its proprietary processes or operations. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.


            ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

     Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, against all improvements to the Premises made by Landlord or Tenant which are above Landlord's Project standard in quality and/or quantity for comparable space within the Project ("Above Standard Improvements"), and against any above-standard alterations, additions or like improvements made to the Premises by or on behalf of Tenant. Landlord hereby confirms that the initial Tenant Improvements to be installed by it pursuant to the Work Letter are not above-standard. When possible Tenant shall cause its personal property, Above Standard Improvements and alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property, Above Standard Improvements and/or alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, Above Standard Improvements and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Above Standard Improvements, alterations and personal property, Landlord's reasonable determination shall be conclusive.

                     ARTICLE IX.  ASSIGNMENT AND SUBLETTING

     SECTION 9.1.   RIGHTS OF PARTIES.

          (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C.
Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the

Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

          (b) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to
Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form;
(iv) evidence of insurance of the proposed assignee or subtenant complying with the requirements of EXHIBIT D hereto; (v) a completed Environmental Questionnaire from the proposed assignee or subtenant; and (vi) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (e) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Project; (2) the proposed assignee or subtenant has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's or subtenant's actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord's consent; (5) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Project or a prospect with whom Landlord is negotiating to become a tenant at the Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

          (c) Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment or subletting (except as to subletting of less than twenty-five

(25) percent or less of the Premises in the aggregate to parties providing services to, or who are engaged in business with, Tenant), Landlord may elect to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant. Tenant may contact Landlord prior to Tenant's marketing the Premises for an assignment of this Lease or sublet of all or a portion of the Premises to determine if Landlord would then exercise or waive its rights under this Section 9.1(c). No provision of this Section 9.1(c) shall apply to any sale of all of the outstanding stock of Tenant or a merger by Tenant with or into another entity.

          (d) Tenant agrees that fifty percent (50%) of any rental amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion, plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid or incurred to provide occupancy related services to or in connection with such assignee or subtenant, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

          (e) Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

     SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

     SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

          (a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises to the extent of rent and other sums payable hereunder, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease to the extent of rent and other sums payable hereunder. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

          (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

     SECTION 9.4. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business) or, if Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or any public offerings of Tenant's shares or interest in such corporation, association, or partnership in the aggregate of fifty percent (50%) (except for transfers of stock in Tenant which are made to or among the public in a public offering or in one or more sales on a nationally recognized securities exchange or on the so-called over the counter market) shall be deemed an assignment within the meaning and provisions of this Article.
Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease as a result of a merger by Tenant with or into another entity, so long as (i) the net worth of the successor entity after such merger is at least equal to the greater of (a) the net worth of Tenant as of the execution of this Lease by Landlord or (b) the lesser of the net worth of Tenant immediately prior to the date of such merger or $5,000,000 increased by five percent (5%) per annum compounded annually, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such merger, (ii) Tenant shall provide to Landlord, prior to such merger, written notice of such merger and such assignment documentation and other information as Landlord may request in connection therewith, and (iii) all of the other terms and requirements of this Article shall apply with respect to such assignment.

                       ARTICLE X.  INSURANCE AND INDEMNITY

     SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in EXHIBIT D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

     SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: "all risk" property insurance, subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder. Any successor to The Irvine Company as Landlord (other than an entity controlling, controlled by or under common control with The Irvine Company shall be required to have a net worth of $100,000,000 in order to self insure.

     SECTION 10.3.  TENANT'S INDEMNITY.

          (a) To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any negligence or willful misconduct of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises or the Building, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant's part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord, defend Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys' fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorneys' fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. Upon Landlord's request, Tenant shall at Tenant's sole cost and expense, retain a separate attorney reasonably selected by Landlord to represent landlord in any such suit if Landlord reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. The provisions of this subsection 10.3(a) shall expressly survive the expiration or sooner termination of this Lease.

          (b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the operation, maintenance or repair of the Common Areas and/or the Project by Landlord its employees or authorized agents. In cases of alleged negligence asserted by third parties against Tenant which arise out of, are occasioned by, or in any way attributable to the maintenance or repair of the Common Area, and/or the Project by Landlord or its authorized agents or employees, Landlord shall accept any tender of defense for Tenant and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Tenant, defend Tenant and protect and hold Tenant harmless and pay all cost, expense and attorneys' fees incurred in connection with such litigation, provided that Landlord shall not be liable for any such injury or damage, and Tenant shall reimburse Landlord for the reasonable attorneys' fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant. Upon Tenant's request, Landlord shall at Landlord's sole cost and expense, retain a separate attorney reasonably selected by Tenant to represent Tenant in any such suit if Tenant reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause conflict of interest; provided, however, that to the extent and the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant, Tenant shall reimburse Landlord for the reasonable legal fees and costs of the separate attorney retained by Landlord. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

     SECTION 10.4.  LANDLORD'S NONLIABILITY.  Subject to the provisions of
Section 10.3, above, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs) resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions of other tenants within the Project or their agents, employees, contractors, guests or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Building or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Project. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Except as provided in Sections
11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

     SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is (a) required to be insured against under any "all risk" property insurance policies required of Tenant by this Article X or (b) is insured against by Landlord under a policy maintained by it as contemplated in this Article X; provided however, that
(i) the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease, and
(ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all-risk" property insurance policies either required by or carried as contemplated under this Article, as above, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. The provisions of this Section shall not limit the indemnification provisions elsewhere contained in this Lease. For purposes of this Section 10.5, any election by Landlord to not carry an "all-risk" full replacement cost (as reasonably determined by Landlord from time to time) property insurance policy shall be deemed to constitute an election by Landlord to self-insure as to such "all-risk" full replacement cost (as reasonably determined by Landlord from time to time) coverage with a deductible not in excess of $100,000 with full waiver of subrogation.

                       ARTICLE XI.  DAMAGE OR DESTRUCTION

     SECTION 11.1.  RESTORATION.

          (a) If the Building is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord's fire and extended coverage insurance plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's proportionate share not to exceed Fifteen Thousand Dollars ($15,000.00); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy
(270) days after the date of the damage; (iii) an event of default by Tenant has occurred and is continuing at the time of such damage; or (iv) the damage exceeds twenty percent (20%) of the replacement cost of the Building and occurs during the final twelve (12) months of the Term unless Tenant has then exercised or then elects to exercise its option to extend the Lease Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice. In addition to the foregoing, if the Building is damaged during the last twelve (12) months of the Lease Term, or any extension thereof, and such damage exceeds twenty percent (20%) of the replacement cost of the Building, Tenant shall have the right to terminate the Lease as of the date of such damage or destruction by written notice given to Landlord within thirty (30) days after the occurrence of such damage or destruction.

          (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in default under this Lease, if the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Premises within two hundred seventy (270) days after the date of damage, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection (a).

          (c) Commencing on the date of any damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Building that is rendered unusable by the damage from time to time bears to the total floor area of the Building, but only to the extent that any business interruption insurance proceeds are received by Landlord therefor from Tenant's insurance described in EXHIBIT D.

          (d) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, and subject to the provisions of Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the negligence or willful misconduct of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

          (e) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may reasonably require.

     SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                          ARTICLE XII.  EMINENT DOMAIN

     SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Premises is taken or sold in lieu of taking, and if Landlord elects to restore the Premises in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

     SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed one hundred eighty (180) days.

     SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within one hundred eighty (180) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

         ARTICLE XIII.  SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

     SECTION 13.1. SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section, and Landlord shall upon Tenant's request use reasonable efforts to obtain a separate non-disturbance agreement from any party to whose ground or underlying lease or deed of trust or mortgage, this Lease may be or become subordinate pursuant to this Section 13.1, provided that if Landlord is no longer The Irvine Company or any entity controlling, controlled by or under common control with The Irvine Company, the automatic subordination provision of this Section 13.1 shall only be effective if Tenant is provided with a separate written agreement executed by the applicable lender or lessor under a subsequent ground or underlying lease or mortgage or deed of trust that this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease or the foreclosure of any such mortgage or deed of trust.
In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

     SECTION 13.2.  ESTOPPEL CERTIFICATE.

          (a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of the Premises.

          (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

     SECTION 13.3   FINANCIALS.

          (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request made no more frequently than once each year, Tenant's current tax returns and financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. If Tenant is a publicly held company, Tenant may deliver as Statements, copies of its most recently published annual report together with its most recently filed quarterly Securities and Exchange Commission filings.
 Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser or encumbrancer of the Premises.

          (b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.

                       ARTICLE XIV.  DEFAULTS AND REMEDIES


     SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

          (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

          (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord to the extent required pursuant to this Lease.

          (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

          (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII, within ten (10) days after written notice from Landlord to Tenant.

          (e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of sixty
(60) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than sixty
(60) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within sixty (60) days, and thereafter diligently pursues the cure to completion.

          (f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

     SECTION 14.2.  LANDLORD'S REMEDIES.

          (a) In the event of any default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

               (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

                    (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

                    (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                    (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                    (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                    (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs
(1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection
(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

          (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

          (c) No delay or omission of Landlord or Tenant to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant or Landlord, respectively. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section
14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     SECTION 14.3.  LATE PAYMENTS.

          (a) Any rent due under this Lease that is not received by Landlord within five (5) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date due (or, in the case of the first two times that rent due is not timely received by Landlord during the initial Lease Term, within five (5) days after notice that the same remains due), then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment, provided, however, that for the first five (5) times a late charge is imposed under this Lease such late charge shall not exceed Two Hundred Fifty Dollars ($250.00). Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

          (b) Following each second consecutive installment of rent that is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

     SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent (except as set forth in Sections 6.1 and 11.1 of this Lease) or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election, after notice to Tenant, make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

     SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

     SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

     SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

     SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of the parties hereto do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of the parties hereto or their constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

     SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

                            ARTICLE XV.  END OF TERM

     SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be the greater of (a) one hundred fifty percent (150%for the first two (2) months of any holdover and thereafter one hundred seventy-five percent (175%) of the Basic Rent for the month immediately preceding the date of termination or (b) the then currently scheduled Basic Rent for comparable space in the Building. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

     SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

     SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                       ARTICLE XVI.  PAYMENTS AND NOTICES


     All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in
Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises), or may be delivered by telegram, telex or telecopy, provided that receipt thereof is telephonically confirmed. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered seventy-two (72) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                      ARTICLE XVII.  RULES AND REGULATIONS


     Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as EXHIBIT E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, and Project and Common Areas (if applicable). Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, quests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.


                       ARTICLE XVIII.  BROKER'S COMMISSION


     The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

                  ARTICLE XIX.  TRANSFER OF LANDLORD'S INTEREST


     In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that the transferee assumes all of transferor's obligations under this Lease and any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only in respect to their respective successive periods of ownership.


                           ARTICLE XX.  INTERPRETATION


     SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

     SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

     SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

     SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

     SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

     SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

     SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent.

     SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

     SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

     SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                      ARTICLE XXI.  EXECUTION AND RECORDING


     SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

     SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

     SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

     SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

     SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

     SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

                          ARTICLE XXII.  MISCELLANEOUS


     SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease and to the extent Tenant is obligated to do so under Security and Exchange Commission or related requirements to the extent applicable to Tenant from time to time.

     SECTION 22.2. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

     SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

     SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary's deed of trust.

     SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

     SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Building Costs.


LANDLORD:                                   TENANT:

THE IRVINE COMPANY,
a Michigan corporation


By:                                         By:
   -------------------------------              -----------------------------
   Clarence W. Barker,                          Mark Davidson,
   President, Irvine Industrial Company,        President and CFO
   a division of The Irvine Company



By:                                         By:
   -------------------------------              -----------------------------
   John C. Tsu,                                 Daniel L. Pelekoudas,
   Assistant Secretary                          General Counsel and Secretary